Exhibit 7.04

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Shuang Wang and Tommy Siu Lun Fork, or any of them, as his, her or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act for him, her or it and in his, her or its name, place and stead and on his, her or its behalf, in any and all capacities, to (i) sign any Rule 13e-3 transaction statement on Schedule 13E-3 or any Rule 13d statements on Schedule 13D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all amendments thereto and any other document relating thereto (including any joint filing agreement or acknowledgement letter) (each a “Filing”), in connection with the transactions contemplated by the Consortium Agreement dated October 12, 2012, as amended, among the undersigned and certain other parties thereto, the Voting and Subscription Agreement dated January 29, 2014 among the undersigned and certain other parties thereto, and the Agreement and Plan of Merger dated January 29, 2014 among Ninetowns Internet Technology Group Company Limited and certain other parties thereto and (ii) file any such Filings required to be filed pursuant to the Exchange Act with the United States Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect with respect to each of the undersigned until revoked by him, her or it in a signed writing delivered to the attorney-in-fact.

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Dated: January 29, 2014

/s/ Shuang Wang		/s/ Min Dong
Shuang Wang		Min Dong

Ninetowns Holdings Limited		Value Chain International Limited

By:	/s/ Shuang Wang	By:	/s/ Min Dong
	Name: Shuang Wang Title: Director		Name: Min Dong Title: Director

Ninetowns Merger Sub Limited		Oriental Plan Developments Limited

By:	/s/ Shuang Wang	By:	/s/ Kin Fai Ng
	Name: Shuang Wang Title: Director		Name: Kin Fai Ng Title: Director

/s/ Xiaoguang Ren		/s/ Kin Fai Ng
Xiaoguang Ren		Kin Fai Ng

/s/ Bolin Wu		/s/ Tommy Siu Lun Fork
Bolin Wu		Tommy Siu Lun Fork

/s/ Zhonghai Xu
Zhonghai Xu